QUHUO LIMITED

2,700,000 CLASS A ORDINARY SHARES, PAR VALUE US$0.0001 PER SHARE

in the Form of American Depositary Shares

UNDERWRITING AGREEMENT

[            ], 2020

Roth Capital Partners, LLC

Valuable Capital Limited

As Representatives (the “Representatives”) of the several Underwriters named in Schedule A hereto

c/o Roth Capital Partners, LLC

888 San Clemente Drive Suite 400

Newport Beach, CA 92660

U.S.A.

c/o Valuable Capital Limited

Room 2808, 28th Floor, China Merchants Tower, Shun Tak Centre

168-200 Connaught Road Central

Hong Kong

Dear Sirs:

1.    Introductory. Quhuo Limited, an exempted company with limited liability incorporated in the Cayman Islands (“Company”) agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters an aggregate of 2,700,000 American Depositary Shares (“American Depositary Shares” or “ADSs”), each of which represent one Class A ordinary share, par value US$0.0001 per share of the Company (“Class A Ordinary Shares”), subject to the terms and conditions stated in this agreement (this “Agreement”). The aggregate of 2,700,000 ADSs to be sold by the Company is hereinafter referred to as the “Firm Shares.” The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 405,000 ADSs (“Optional Shares”), as set forth below. The Firm Shares and the Optional Shares are herein collectively called the “Offered Shares.”

The ADSs are to be issued pursuant to a Deposit Agreement dated as of [                ], 2020 (the “Deposit Agreement”) among the Company, Deutsche Bank Trust Company Americas, as Depositary (the “Depositary”), and the beneficial owners and holders from time to time of the American Depositary Receipts (“ADRs”) issued by the Depositary and evidencing the ADSs issued under the Deposit Agreement. Each ADS will initially represent the right to receive one Class A Ordinary Share deposited pursuant to the Deposit Agreement.

2.    Representations and Warranties of the Company.

(a)    The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)    Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-238941) covering the registration of the Offered Shares under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Shares. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.” A registration statement on Form F-6 (No. 333-[                ]) relating to the ADSs has been filed with the Commission and has become effective(such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the “ADS Registration Statement”). The Company has filed, in accordance with Section 12 of the Exchange Act, a registration statement as amended (the “Exchange Act Registration Statement”), on Form 8-A (File No. 001-[                ]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Class A Ordinary Shares and the ADSs.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended, and the Exchange Act Registration Statement has become effective, as provided in Section 12 of the Exchange Act. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended; no stop order suspending the effectiveness of a Registration Statement (as defined below) or the ADS Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Act are pending before or threatened by the Commission. The Offered Shares all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information,” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the United States Securities Act of 1933, as amended.

“Applicable Time” means [                ] [a.m.][p.m.] (Eastern Standard Time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Shares and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Shares.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the Nasdaq Global Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)    Compliance with Requirements Under the Act. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the ADS Registration Statement and the Additional Registration Statement (if any) and any amendment and supplement thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus (as amended and supplemented) will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information as defined in Section 8(c) hereof.

(iii)    Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Shares, all as described in Rule 405.

(iv)    General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated June 29, 2020 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication (as defined below) stated in Schedule C to this Agreement, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with the written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information as defined in Section 8(c) hereof.

(v)    Issuer Free Writing Prospectuses and Written Test-the-Waters Communication. Each Issuer Free Writing Prospectus and Written Testing-the-Waters Communication, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the General Disclosure Package and the Final Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus or making of a Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, as applicable, conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, as applicable, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus or Written Testing-the-Waters Communications, as applicable, to eliminate or correct such conflict, untrue statement or omission. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule B, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior written consent of the Representatives, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(vi)    Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the applicable rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

(vii)    EGC Status and Testing-the-Waters Communication. (A) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. (B) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives or any underwriter that the Company has previously identified to the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act, and (ii) has not authorized anyone other than the Underwriters, or any underwriter that the Company has previously identified to the Representatives, to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. (C) The Company has not distributed any Written Testing-the-Waters Communications other than those listed in Schedule C hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(viii)    Good Standing of the Company. The Company has been duly incorporated as an exempted company and is validly existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The second amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on June 4, 2020 and effective from the date indicated therein, filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable Cayman Islands laws and, immediately following closing on the Closing Date of the American Depositary Shares offered and sold hereunder, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; except as set forth in the exhibits to the Registration Statement, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(ix)    Controlled Entities. The subsidiaries and consolidated variable interest entities of the Company shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.” Each Controlled Entity has been duly incorporated and is validly existing as a corporation with limited liability, as the case may be, and in good standing under the laws of the jurisdiction of its incorporation (to the extent such concept exists in such jurisdiction), with full corporate or other power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and, to the extent applicable, each Controlled Entity is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; the constitutive documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect. All of the issued and outstanding share capital of each Controlled Entity has been duly authorized and validly issued and is paid in accordance with its articles of association and nonassessable, and the capital stock of each Controlled Entity owned, directly or indirectly, by the Company, is owned free from liens, charges, encumbrances and defects, except as provided in the VIE Agreements (as defined herein), which are described the Registration Statement, the General Disclosure Package and the Final Prospectus. None of the outstanding share capital in any Controlled Entity was issued in violation of pre-emptive or similar rights of any security holder of such Controlled Entity.

(x)    VIE Agreements and Corporate Structure.

(i)    The description of the corporate structure of the Company and each of the agreements among the subsidiaries, the shareholders of the Controlled Entities that are variable interest entities (“VIEs”) and the VIEs, as the case may be (each, a “VIE Agreement” and collectively, the “VIE Agreements”) as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 10.1 to 10.18 to the Registration Statement is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its subsidiaries and VIEs taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(ii)    Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed, provided, however, that the exercise of the call options under the VIE Agreements and the foreclosure of the pledge under the VIE Agreements shall be subject to the applicable governmental authorizations. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the corporate structure of the Company complies with all applicable laws and regulations of the PRC, and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the subsidiaries and VIEs or shareholders of the VIEs in any jurisdiction challenging the validity of any of the VIE Agreements, and no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(iii)    The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the subsidiaries and VIEs pursuant to (A) the constitutive or organizational documents of the Company or any of the subsidiaries and VIEs, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the subsidiaries and VIEs or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the subsidiaries and VIEs is a party or by which the Company or any of the subsidiaries and VIEs is bound or to which any of the properties of the Company or any of the subsidiaries and VIEs is subject. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto.

(iv)    The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs, through its rights to authorize the shareholders of the VIEs to exercise their voting rights.

(xi)    Offered Shares. (i) The Offered Shares and all other issued and outstanding shares in the share capital of the Company have been duly authorized; and (ii) the authorized share capital of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus and, upon (A) the automatic conversion of all of the Company’s issued and outstanding preferred shares into ordinary shares as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and (B) the issuance and sale of the Firm Shares, the Company shall have an authorized and issued and outstanding capital as set forth under the columns of the Capitalization table labeled “Pro forma” and “Pro forma as adjusted.” (i) All issued and outstanding shares in the share capital of the Company are, and, when the Offered Shares and the underlying Class A Ordinary Shares have been issued, delivered and paid for in accordance with this Agreement and the Deposit Agreement, as the case may be, on each Closing Date, such Offered Shares will have been, validly issued, fully paid and nonassessable, will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus; (ii) except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Class A Ordinary Shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Controlled Entities; (iii) the shareholders of the Company have no pre-emptive rights with respect to the Offered Shares; (iv) none of the outstanding shares in the share capital of the Company have been issued in violation of any pre-emptive or similar rights of any security holder; (v) the Offered Shares and the underlying Class A Ordinary Shares to be sold by the Company, when issued and delivered against payment therefor pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and will be issued in compliance with all federal and state securities laws and will not be issued in violation of any pre-emptive right, resale right, right of first refusal or similar right; (vi) upon payment of the purchase price in accordance with this Agreement at each Closing Date, the Depositary or its nominee, as the registered holder of the Class A Ordinary Shares represented by the Offered Shares, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company as then in effect; (vii) except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Class A Ordinary Shares represented by the Offered Shares or the Class A Ordinary Shares under the laws of the Cayman Islands or the United States, as the case may be; and (viii) the Class A Ordinary Shares represented by the Offered Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of American Depositary Receipts (“ADRs”) evidencing the Offered Shares as contemplated by the Deposit Agreement.

(xii)    Share Options. With respect to the share options (the “Share Options”) granted pursuant to the share-based compensation plans of the Company and the Controlled Entities (the “Company Share Plans”), (i) each grant of a Share Option was duly authorized by all necessary corporate action, including, as applicable, approval by the board of directors of the Company or the Controlled Entities (or a duly constituted and authorized committee thereof) and to the extent required, any shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by the Company or a Controlled Entity, as the case may be, and, to the Company’s knowledge, each other party thereto , (ii) each such grant was made in accordance with the terms of the Company Share Plans and all other applicable laws and regulatory rules or requirements, and (iii) each such grant was properly accounted for in accordance with the generally accepted accounting principles (the “GAAP”) in the United States in the financial statements (including the related notes) of the Company.

(xiii)    Share Capital. The authorized share capital of the Company conforms to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xiv)    No Finder’s Fee. There are no contracts, agreements or understandings between the Company or the Controlled Entities and any person that would give rise to a valid claim against the Company or the Controlled Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and the Controlled Entities or any of their respective officers or directors or, shareholders, or to the Company’s knowledge, sponsors, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority, Inc. (the “FINRA”).

(xv)    Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(xii) hereof. Each executive officer, director and existing shareholder of the Company has furnished to the Representatives on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Letter”).

(xvi)    Listing. The Offered Shares have been approved for listing on the Nasdaq Global Market (“NASDAQ”), subject to notice of issuance.

(xvii)    Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or the Deposit Agreement in connection with the sale of the Offered Shares, except such as have been obtained, or made on or prior to the Closing Date, and are, or on the Closing Date will be, in full force and effect, including (i) under applicable blue sky laws in any jurisdiction in which the Offered Shares are offered and sold and (ii) under the rules and regulations of the FINRA.

(xviii)    Title to Property. The Company and the Controlled Entities have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities hold their respective leased real or personal properties under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them; and any real property and buildings held under lease by the Company and the Controlled Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and to be made thereof by them.

(xix)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the Deposit Agreement and the issuance and sale of the Offered Shares will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Controlled Entities pursuant to, the charter or by-laws of the Company or any of the Controlled Entities, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Controlled Entities or any of their properties, or any material agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties of the Company or any of the Controlled Entities is subject, (ii) result in any violation of the provisions of the articles of association, charter or by-laws or similar organizational documents of the Company or any of the Controlled Entities or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, domestic or foreign, having jurisdiction over the Company or any of the Controlled Entities or any of their properties. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Controlled Entities.

(xx)    Absence of Existing Defaults and Conflicts. Neither the Company nor any of the Controlled Entities is (i) in violation of its respective articles of association, charter or by-laws or similar organizational documents, (ii) except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, in violation of or in default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the property or assets of the Company or any of the Controlled Entities is subject or (iii) except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, in breach or violation of any provision of applicable law or statute (including any applicable law concerning intellectual property rights and foreign investment in China) or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Controlled Entities or any of their properties and assets, except in the case of (ii) and (iii) above, where such breach, default or violation that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, business, management, properties or prospects of the Company and the Controlled Entities taken as a whole, or on the ability of the Company and the Controlled Entities to carry out their obligations under this Agreement and the Deposit Agreement (“Material Adverse Effect”).

(xxi)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The description of this Agreement contained in the Registration Statement, the General Disclosure Package and the Final Prospectus is true and accurate in all material respects.

(xxii)    Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of the Deposit Agreement contained in the Registration Statement, the General Disclosure Package and the Final Prospectus is true and accurate in all material respects.

(xxiii)    Authorization of Registration Statements. The Registration Statement, the General Disclosure Package, the Final Prospectus and the ADS Registration Statement and the filing of the Registration Statement, the General Disclosure Package, the Final Prospectus and the ADS Registration Statement with the Commission have each been duly authorized by and on behalf of the Company, and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(xxiv)    Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities (i) possess, and are in compliance with the terms of, all licenses, certificates, permits and other authorizations (“Licenses”) issued by, and have made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, (ii) have not received any notice of proceedings relating to or have any reason to believe that any government or regulatory authority is considering the revocation, suspension, rescission, avoidance, repudiation, withdrawal, non-renewal or modification, in whole or in part, of any Licenses that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect; and (iii) have no reason to believe that any such Licenses will not be renewed in the ordinary course, except for such failure to renew that would not, individually or in the aggregate, have a Material Adverse Effect. Such Licenses are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Registration Statement, the General Disclosure Package or the Final Prospectus.

(xxv)    Termination of Contracts. Neither the Company nor any of the Controlled Entities (i) has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and (ii) no such termination or non-renewal has been threatened by the Company or any of the Controlled Entities or to the Company’s knowledge, by any other party to any such contract or agreement.

(xxvi)    Absence of Labor Dispute; Compliance with Labor Law. No labor dispute with the employees or third-party contractors of the Company or any of the Controlled Entities exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and the Controlled Entities, that could have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package or the Final Prospectus, the Company and the Controlled Entities are and have been at all times in compliance with all applicable labor laws and regulations in all material aspects, and no governmental investigation or material proceedings with respect to labor law compliance exists or, to the best of the Company’s knowledge, is imminent.

(xxvii)    Possession of Intellectual Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities own or possess adequate rights to use trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. (i) There are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities; (ii) there is no infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, the Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or the Controlled Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company, or the Controlled Entities, or in violation of the rights of any persons; (vii) the Company is unaware of any facts which it believes would form a reasonable basis for a successful challenge that any of the employees it currently employs are in or have ever been in material violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or the Controlled Entities, or actions undertaken by the employee while employed with the Company or the Controlled Entities; (viii) neither the Company nor any of the Controlled Entities are under an obligation to assign any of their rights in their patents and patent applications to a third party; (ix) the Company and the Controlled Entities are not in breach of, and have complied in all respects with all terms of, any license or other agreement relating to Intellectual Property Rights; and (x) the business of the Company and the Controlled Entities are conducted in compliance with the applicable intellectual property laws and regulations in the PRC and all other applicable jurisdictions in all respects; except in each case of (i) to (x) that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxviii)    Environmental Laws. (a)(i) Neither the Company nor any of the Controlled Entities is in violation of, or has any liability under, any applicable federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of the Controlled Entities owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of the Controlled Entities is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of the Controlled Entities is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of the Controlled Entities is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, (vi) the Company and the Controlled Entities have received and are in compliance with the terms and conditions of all, and have no liability under any permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, and (vii) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except in each case covered by clauses (i) – (vi) such as would not individually or in the aggregate have a Material Adverse Effect; (b) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would, individually or in the aggregate, have a Material Adverse Effect; (c) to the knowledge of the Company, there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (d) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and the Controlled Entities, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this subsection, “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xxix)    Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible For Future Sales,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxx)    Absence of Manipulation. None of the Company, the Controlled Entities nor their respective affiliates, as such term is defined in Rule 501(b) under the Act, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(xxxi)    Operating and Other Company Data. All operating and other Company data disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus are true and accurate in all material respects.

(xxxii)    Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources that the Company in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(xxxiii)    Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company, the Controlled Entities and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Shares will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “ Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the Company’s latest audited consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting or fraud, whether or not material, involving management or other employees who have a significant role in the Company’s control over financial reporting. Each of the Company’s independent directors meets the criteria for “independence” under the Sarbanes-Oxley Act, the rules and regulations of the Commission and all applicable Exchange Rules.

(xxxiv)    Absence of Accounting Issues. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not received any notice, oral or written, from the Board stating that it is reviewing or investigating, and neither have the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior fiscal years since inception; or (iii) any Internal Control Event.

(xxxv)    Cybersecurity and Data Protection. The Company and the Controlled Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, the “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Controlled Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and the Controlled Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (the “Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that would not have a Material Adverse Effect or have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and the Controlled Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xxxvi)    Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Controlled Entities or, to the Company’s knowledge, any officer or director of the Company and the Controlled Entities, or any of their respective properties that, if determined adversely to the Company or any of the Controlled Entities (or their respective officers or directors), would individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Offered Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated. The Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that (i) would result in such director or officer to be unsuitable for his or her position on the Board or in the Company, as the case may be, (ii) would individually or in the aggregate have a Material Adverse Effect, or (iii) are required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus but are not so described.

(xxxvii)    Financial Statements. The consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and its Controlled Entities as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in compliance as to form with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission and in conformity with the generally accepted accounting principles (the “GAAP”) in the United States applied on a consistent basis; the summary and selected consolidated financial data and the unaudited financial results included in the Registration Statement, the General Disclosure Package and the Final Prospectus comply with the applicable requirements of the Act, and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein; all disclosures included in the Registration Statement, the General Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable; the other financial information included in each of the Registration Statement, the General Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and the Controlled Entities, accurately and fairly presented and was prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package and the Final Prospectus that are not included as required; and the Company and the Controlled Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxxviii)    Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the General Disclosure Package and the Final Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect the liquidity of the Company and the Controlled Entities and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and the Controlled Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and have consulted with its independent accountants with regards to such disclosure.

(xxxix)    No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, shareholders’ equity, business, management, properties or prospects of the Company and the Controlled Entities, taken as a whole, that is material and adverse, (ii) there has been no purchase of its own issued and outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Controlled Entities, (iv) neither the Company nor any of the Controlled Entities has (1) entered into or assumed any material transaction or agreement, (2) incurred, assumed or acquired any material liability or obligation, direct or contingent, (3) acquired or disposed of or agreed to acquire or dispose of any business or any other asset, or (4) agreed to take any of the foregoing actions and (v) neither the Company nor any of the Controlled Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(xl)    Merger or Consolidation. Neither the Company nor any of the Controlled Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus and which is not so described.

(xli)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xlii)    PFIC Status. The Company does not expect to be classified as a “passive foreign investment company” as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended for its current taxable year or in the foreseeable future.

(xliii)    No Restrictions on Controlled Entities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no Controlled Entity of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to its shareholders, from making any other distribution on such Controlled Entity’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such Controlled Entity from the Company or from transferring any of such Controlled Entity’s properties or assets to the Company or another entity controlled by the Company.

(xliv)    Dividends. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company is not currently prohibited, directly or indirectly, to pay dividends or other distributions declared by the Company to the holders of ordinary shares of the Company under current laws and regulations of the Cayman Islands.

(xlv)    Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the General Disclosure Package, the Final Prospectus, this Agreement or Offered Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(xlvi)    Legal Action. A holder of the Offered Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Offered Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Cayman Islands may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(xlvii)    Payments in Foreign Currency. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i) under current laws and regulations of the Cayman Islands and Hong Kong and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Shares may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands and Hong Kong without the necessity of obtaining any governmental authorization in the Cayman Islands and Hong Kong or any political subdivision or taxing authority thereof or therein, and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands or Hong Kong will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands and Hong Kong or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein without the necessity of obtaining any governmental authorization in the Cayman Islands and Hong Kong or any political subdivision or taxing authority thereof or therein, and (ii) all dividends and other distributions out of accumulated profits determined in accordance with PRC accounting standards and regulations, declared and payable on the share capital of the Controlled Entities that are organized or resident in the PRC may under the current laws and regulations of the PRC be converted into foreign currency (including United States dollars) and may be freely transferred out of the PRC in any currency, provided that the payment and the remittance of such dividends and other distributions outside of the PRC complies with the procedures required by the relevant laws and regulations of the PRC relating to foreign exchange, and such dividends and other distributions are not subject to any taxes under the laws and regulations of the PRC.

(xlviii)    Compliance with PRC Overseas Investment and Listing Regulations. Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, each of the Company and the Controlled Entities has complied, and has taken all steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(xlix)    M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the SAFE on August 8, 2006, and as amended on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the issuance and sale of the Offered Shares, the listing and trading of the American Depositary Shares on NASDAQ and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the Closing Date or an Optional Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(l)    Taxes. (A) Except, in each case, as would not have a Material Adverse Effect, (i) the Company and the Controlled Entities have paid all national, regional, local and other taxes and filed all tax returns required to be paid or filed through the date hereof (other than with respect to taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP) and (ii) there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Controlled Entities or any of their respective properties or assets. (B) Any unpaid material income and corporation tax liability of the Company for any years not finally determined have been accrued on the Company’s financial statements in accordance with GAAP. (C) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Controlled Entities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(li)    Insurance. The Company and the Controlled Entities have insurance covering their respective properties, operations, personnel and businesses against such losses and risks and in such amounts as are required by applicable laws and prudent and customary for the businesses in which they are engaged; and neither the Company nor any of the Controlled Entities has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(lii)    Compliance with Anti-Corruption Laws. Neither the Company nor any of its Controlled Entities or their respective affiliates, nor any director, officer, nor, to the best of the Company’s knowledge, any employee, agent, affiliate, or representative of the Company or of any of its Controlled Entities or their respective affiliates, (i) has used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; (iii) has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or has committed an offence under the Bribery Act 2010 of the United Kingdom, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Corruption Laws”); (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (iv) will use, directly or indirectly, the proceeds of this offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws.

The Company and its Controlled Entities and affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. No investigation, action, suit or proceedings by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Corruption Laws is pending or, to the Company’s knowledge, threatened.

(liii)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its Controlled Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its Controlled Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and each of the Company and the Controlled Entities has instituted and maintained policies and procedures designed to ensure continued compliance therewith and with the representation and warranty contained herein, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(liv)    Compliance with Sanctions.

(1)    Neither the Company nor any of its Controlled Entities, nor any director, officer of the Company or any of its Controlled Entities, nor, to the best of the Company’s knowledge, any employee, agent, affiliate, representative or other person associated with or acting on behalf of the Company or any of its Controlled Entities, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)    the subject or the target of any sanctions administered or enforced by the U.S. government, including but not limited to the Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council, the European Union, or Her Majesty’s Treasury, or other applicable sanctions authority (collectively, “Sanctions”), nor

(B)    located, organized or resident in a country, region or territory that is, or whose government is, the subject or the target of Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria);

(2)    The Company represents and covenants that the Company and its Controlled Entities will not, directly or indirectly, use the proceeds of the offering of the Offered Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, including the Controlled Entities:

(A)    to fund or facilitate any activities or business of or with any Person or in any country, region or territory that, at the time of such funding or facilitation, is, or whose government is, the subject or the target of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of the Offered Shares, whether as underwriter, advisor, investor or otherwise);

(3)    The Company represents and covenants that, for the past five years, the Company and its Controlled Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country, region or territory, that at the time of the dealing or transaction is or was, or whose government was, the subject or the target of Sanctions;

(4)    Each of the Company and the Controlled Entities has instituted and maintained policies and procedures designed to ensure continued compliance therewith and with the representation and warranty contained herein; and

(5) Other than with respect to the Underwriters, as to which the Company makes no representation, none of the issue and sale of the Offered Shares, the execution, delivery and performance of this Agreement, the consummation of any other transaction contemplated hereby, or the provision of services contemplated by this Agreement to the Company will result in a violation of any of the Sanctions.

(lv)    Registration Statement Exhibits. There are no statutes, regulations, legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, any Additional Registration Statement or the most recent Statutory Prospectus or, in the case of documents, to be included as exhibits to the Registration Statement that are not described and filed as required.

(lvi)    Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or the Controlled Entities on the one hand and their respective principal shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus. The description of the transactions, agreements, arrangements and relationships set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus under the captions “Related Party Transactions” and “Principal Shareholders” fairly summarizes the transactions, agreements, arrangements and relationships that are required to be disclosed therein pursuant to the Act and is true and accurate in all material respects.

(lvii)    No Sale, Issuance and Distribution of Shares. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any ordinary shares during the six month period preceding the date hereof, including any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights, warrants or conversion of outstanding preference convertible securities.

(lviii)    Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 of the Act.

(lix)    Independence of Ernst & Young Hua Ming LLP. Ernst & Young Hua Ming LLP (“E&Y”), who has certified the financial statements filed with the Commission as part of the General Disclosure Package, the Final Prospectus and each Registration Statement, is an independent registered public accounting firm with respect to the Company and the Controlled Entities within the applicable rules and regulations adopted by the Commission and Public Company Accounting Oversight Board (United Sates) and as required by the Act.

(lx)    Stamp Duty. Except (i) as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, under the laws and regulations of each of the jurisdictions in which the Company and the Controlled Entities are incorporated or organized, as applicable, or any political subdivision or taxing authority thereof or therein (each, a “Relevant Taxing Jurisdiction”) and (ii) for any net income, capital gain, profits or franchise taxes imposed with respect to the Underwriters by the Relevant Taxing Jurisdiction as a result of any present or former connection (other than any connection arising from having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement) between the Underwriters and the Relevant Taxing Jurisdiction, no transaction, stamp or other issuance, registration, transfer or withholding tax or duty is payable in any such jurisdiction by, or on behalf of, the Underwriters to any taxing authority, in connection with (A) the issuance, sale and delivery of the Class A Ordinary Shares represented by the Offered Shares by the Company, the issuance of the Offered Shares by the Depositary and the delivery of the Offered Shares to, or for the account of, the Underwriters; (B) the purchase from the Company, and the initial sale and delivery by the Underwriters, of the Offered Shares to purchasers thereof in the manner contemplated in this Agreement; (C) the deposit of the Class A Ordinary Shares with the Depositary and the issuance and delivery of the ADRs evidencing the Offered Shares; or (D) the execution, delivery and performance of this Agreement and the Deposit Agreement, provided that Cayman Islands stamp duty may be payable if the original of this Agreement or the Deposit Agreement are brought to or executed in the Cayman Islands.

(lxi)    No Unapproved Marketing Documents. The Company has not distributed and, prior to the later of any Closing Date and completion of the distribution of the Offered Shares, will not distribute any offering material in connection with the offering and sale of the Offered Shares other than any preliminary prospectus filed as part of the Registration Statement or as part of any amendment thereto, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule B hereto.

(lxii)    Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be observed and given effect to by the courts of the Cayman Islands and, to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Company has the power to submit, and pursuant to Section 16 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court, and the Company has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated and appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Registration Statement and the ADS Registration Statement, the offering of the Offered Shares or any other transactions contemplated under this Agreement in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 hereof.

(lxiii)    No Immunity. None of the Company, or the Controlled Entities or any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC or U.S. federal or New York state law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York state or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and each of the subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 of this Agreement.

(lxiv)    Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be recognized and enforced against the Company in the courts of the Cayman Islands, Hong Kong and the PRC (as the case may be), without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands, Hong Kong and PRC, provided that (i) with respect to courts of the Cayman Islands, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is final, (D) is not in respect of taxes, a fine or a penalty, and (E) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (ii) with respect to courts of the PRC, (A) PRC courts may recognize and enforce foreign judgment in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the jurisdiction where the judgment is made or on the principles or reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments, and (B) according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company if they decided that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest, and (iii) with respect to the courts of Hong Kong, (A) the judgement is for a definite monetary sum and is not a judgement for a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty, (B) the judgment is final and conclusive, (C) the judgement is not in reach of the provisions of the Foreign Judgments (Restriction on Recognition and Enforcement) Ordinance (Chapter 46 of the Laws of Hong Kong), (D) the relevant court had the jurisdiction according the Hong Kong rules of the conflict of laws, (E) the judgment was not obtained as a result of fraud, (F) the enforcement of the judgement would not be contrary to the public policy in Hong Kong, (G) the judgment was not obtained in proceedings contrary to natural justice, and (H) the application to enter judgment in Hong Kong against the relevant party is instituted within required valid period. The Company is not aware of any reason why the enforcement in the Cayman Islands, Hong Kong or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands, Hong Kong or PRC.

(lxv)    Absence of Off-Balance Sheet Transactions. There are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Company or any of the Controlled Entities with unconsolidated entities or other persons.

(lxvi)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package and the Final Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(lxvii)    FINRA Affiliations. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Controlled Entities or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the initial filing date of the Registration Statement.

(lxviii)    Representation of Officers and/or Directors. Any certificate signed by any officer or director of the Company and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

3.    Purchase, Sale and Delivery of Offered Shares. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of US$[                ] per ADS, that number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions).

The Company will deliver the Firm Shares to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of the Depositary Trust Company (“DTC”) in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives in advance and drawn to the order of the Company at [                ] a.m., Eastern time, on [                ], 2020, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Shares at the purchase price per ADS to be paid for the Firm Shares. The Company agrees to sell to the Underwriters the number of Optional Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Shares. Such Optional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter’s name bears to the total number of Firm Shares (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Shares, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Shares is given. The Company will deliver the Optional Shares being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefore in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives and drawn to the order of the Company.

4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Shares for sale to the public initially at US$[                ] per ADS.

5.    Certain Agreements of the Company. (a) The Company agrees with the several Underwriters that:

(i)    Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Shares under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(ii)    Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, the ADS Registration Statement, any Additional Registration Statement, any Exchange Act Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (which consent shall not be unreasonably withheld or delayed); and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement, the ADS Registration Statement, any Exchange Act Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, any Exchange Act Registration Statement or the ADS Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)    Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. If at any time prior to the Closing Date (a) any event or development shall occur or condition shall exist as a result of which the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the General Disclosure Package is delivered to a purchaser, not misleading or (b) it is necessary to amend or supplement the General Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (ii)) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the General Disclosure Package as may be necessary so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the General Disclosure Package is delivered to a purchaser, be misleading or so that the General Disclosure Package will comply with law. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv)    Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 60th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(v)    Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (including such number of copies that will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished on or prior to [5:00 P.M.], New York time, on the second business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vi)    Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Shares for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(vii)    Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon written request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request in writing. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(viii)    [Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses (A) of the Company’s counsel and the Company’s accountants, (B) in connection with the registration and delivery of the Offered Shares and the Class A Ordinary Shares represented thereby under the Act and (C) in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the Final Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, (ii) all costs and expenses related to the transfer and delivery of the Offered Shares and the Class A Ordinary Shares represented thereby to the Underwriters, including any transfer or other taxes payable thereon (but excluding taxes imposed on the net income of the Underwriters), (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Offered Shares and the Class A Ordinary Shares represented thereby under state securities laws and all expenses in connection with the qualification of the Offered Shares and the Class A Ordinary Shares represented thereby for offer and sale under state securities laws as provided in subsection (vi) of this Section 5, including filing fees, reasonable fees, expenses and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees in connection with the review and qualification of the offering of the Offered Shares by FINRA, (v) fees and disbursements of counsel to the Underwriters, including fees and disbursement incurred in connection with the review and qualification of the offering of the Offered Shares by FINRA, provided that the maximum amount of such fees and reimbursements to be paid by the Company shall not exceed US$[                ], (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the ADSs and all costs and expenses incident to listing the Offered Shares on NASDAQ, (vii) the cost of preparing and printing certificates representing the Offered Shares and the Class A Ordinary Shares represented thereby, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations, testing the waters presentations or any “road show” undertaken in connection with the marketing of the offering and sale of the Offered Shares, including, without limitation, travel, meals and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnification and Contribution” and Section 9 below, the Underwriters will pay all of their costs and expenses, including [stock transfer taxes payable on resale of any of the Offered Shares and the Class A Ordinary Shares represented thereby by them and any advertising expenses connected with any offers they may make].]

(ix)    Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Final Prospectus, and file such reports with the Commission with respect to the sale of the Offered Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Act and except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter; the Company will not invest or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner (i) as would require the Company or any of the Controlled Entities to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the SAFE.

(x)    Absence of Manipulation. The Company will not take, and not cause each of the Controlled Entities to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares or the Class A Ordinary Shares represented thereby.

(xi)    Taxes. The Company will indemnify and hold harmless the Underwriters against any transfer, documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Shares and on the execution and delivery of this Agreement and the Deposit Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. In addition, all sums payable to an Underwriter hereunder shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall, in addition to the sum payable hereunder, pay an amount equal to any applicable value-added or similar tax.

(xii)    Restriction on Sale of Shares by the Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its ordinary shares or American Depositary Shares or any securities convertible into or exchangeable or exercisable for any of its ordinary shares or American Depositary Shares (“Lock-Up Securities”): (i) offer, sell, issue, pledge, lend, contract to sell, or otherwise dispose of any Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase any Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of any Lock-Up Securities, whether any such swap or transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of ADSs or ordinary shares or such other securities, in cash or otherwise, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in any Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) submit or file with the Commission a registration statement under the Act relating to any Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives. The foregoing sentence shall not apply to (A) the Offered Shares to be sold hereunder, (B) any American Depositary Shares or ordinary shares issued by the Company upon the exercise of an option or warrant or the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Final Prospectus, (C) any American Depositary Shares or ordinary shares issued or restricted shares, restricted share units or options to purchase ADSs or ordinary shares granted pursuant to employee benefit plans of the Company in effect on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Final Prospectus, or (D) any registration statement on Form S-8, provided that in the case of clauses (B) and (C), the recipients of such American Depositary Shares, ordinary shares, restricted shares, restricted share units or options to purchase American Depositary Shares or ordinary shares execute a lock-up letter substantially in the form and substance set forth in Exhibit A covering the remainder of the Lock-Up Period . The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(xiii)    Agreement to announce lock-up waiver. If the Representatives, in their sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 7(m) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(xiv)    Compliance with Deposit Agreement. The Company will comply with the terms of the Deposit Agreement and deposit the Class A Ordinary Shares with the Depository so that the American Depositary Shares will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Optional Closing Date.

(xv)    Cayman Islands Matters. (i) The Company will not attempt to avoid any judgment obtained by it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Offered Shares, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Class A Ordinary Shares, if any; and (iii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(xvi)    PRC Legal Compliance. The Company will comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations. The Company will use reasonable commercial efforts to rectify or cure any non-compliance and maintain continuing compliance with PRC laws and regulations in all material respects.

(xvii)    Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Shares within the meaning of the Act and (b) completion of the Lock-up Period.

(xviii)     Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(xix)    Sale of Offered Shares. The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Shares or Class A Ordinary Shares represented thereby by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Offered Shares or Class A Ordinary Shares represented thereby, in each case other than the Final Prospectus.

6.    Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein on the date hereof and on and as of such Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof on the date hereof and on and as of such Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)    Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young Hua Ming LLP in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(b)    Effectiveness of Registration Statement. The Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement have become effective on the date of this Agreement and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the Act or the Exchange Act, as the case may be, or proceedings for that purpose or pursuant to Section 8A under the Act shall have been instituted or threatened or, to the best of the Company’s knowledge, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(c)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, shareholders’ equity, business, management, properties or prospects of the Company and the Controlled Entities taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to market the Offered Shares; (ii) any downgrading in the rating of any securities of the Company or any of the Controlled Entities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)); (iii) any change in either U.S., or PRC or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market or to enforce contracts for the sale of the Offered Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE, NASDAQ, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or PRC authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States, the PRC or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the PRC, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impracticable or inadvisable to market the Offered Shares or to enforce contracts for the sale of the Offered Shares.

(d)    Opinion of U.S. Counsel for the Company. The Representatives shall have received an opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati, Professional Corporation, U.S. counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(e)    Opinion of Hong Kong Counsel for the Company. The Representatives shall have received an opinion of Wilson Sonsini Goodrich & Rosati, Hong Kong counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(f)    Opinion of Cayman Islands Counsel for the Company. The Representatives shall have received an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(g)    Opinion of PRC Counsel for the Company. The Representatives shall have received an opinion of Commerce & Finance Law Offices, PRC counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(h)    Opinion of U.S. Counsel for Underwriters. The Representatives shall have received an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Underwriters, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(i)    Opinion of PRC Counsel for the Underwriters. The Representatives shall have received an opinion of Tian Yuan Law Firm, PRC counsel for the Underwriters, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(j)    Opinion of Depositary’s Counsel. The Representatives shall have received an opinion of Proskauer Rose LLP, counsel for the Depositary, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(k)    Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, as the case may be, of an executive officer of the Company or a principal financial or accounting officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A under the Act have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; (iv) the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the respective date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no development or event, nor development or event involving a prospective change, in each case having a Material Adverse Effect except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus or as described in such certificate; and (v) such other matters as the Representatives may reasonably require.

(l)    Chief Financial Officer’s Certificate. The Representatives shall have received on such Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, in form and substance satisfactory to the Representatives.

(m)    Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up letters from each of the Company’s directors, executive officers, existing shareholders, substantially in the form of Exhibit A hereto.

(n)    Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement which shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Class A Ordinary Shares and the issuance of the American Depositary Shares representing such Class A Ordinary Shares in accordance with the Deposit Agreement.

(o)    Depositary Certificate. The Depositary shall have furnished or caused to be furnished to the Representatives a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Class A Ordinary Shares against issuance of the American Depositary Shares, the execution, issuance, countersignature and delivery of the American Depositary Shares pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(p)    Depositary Side Letter. The Company shall have entered into a side letter agreement (the “Depositary Side Letter”), instructing the Depositary, for a period of 180 days after the date of the Final Prospectus, without the prior written consent of the Representatives, not to accept any Class A Ordinary Shares for deposit under the Deposit Agreement for the purpose of issuance of ADSs, other than those Class A Ordinary Shares underlying ADSs offered pursuant to the Final Prospectus or not subject to lock-up pursuant to this Agreement, or take any measures to establish any additional ADS facility for any other securities relating to the Company unless the Company has consented to such deposit. The Company covenants that it will not release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Lock-Up Period without the prior written consent of the Representatives.

(q)    Listing. The American Depositary Shares representing the Class A Ordinary Shares shall have been approved for listing on NASDAQ, subject only to official notice of issuance.

(r)    No FINRA Objections. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(s)    Requested Information. On such Closing Date, as the case may be, the Representatives and counsel for the Representatives shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package and the Final Prospectus, issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(t)    [No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Optional Closing Date, as the case may be, prevent the sale of the Offered Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Optional Closing Date, as the case may be, prevent the sale of the Offered Shares.]

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.    Indemnification and Contribution.

(a)    Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Act and the directors, officers, employees and agents of such affiliate (each, an “Indemnified Party”), from and against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or suits, actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement, the ADS Registration Statement, any Statutory Prospectus, the General Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any road show as defined in Rule 433(h) under the Act (a “road show”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act (“Issuer Information”), or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information as defined in subsection (c) below.

(b)    The non-application of the indemnity provided for in this Section 8(a) in respect of any Indemnified Party shall not affect the application of such indemnity in respect of any other Indemnified Parties.

(c)    Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the ADS Registration Statement, any Statutory Prospectus, the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Registration Statement, the General Disclosure Package and the Final Prospectus, as the case may be, furnished on behalf of each Underwriter: the names of the Underwriters, the addresses of the Underwriters and the concession figure appearing in the [third] paragraph under the caption “Underwriting” (the “Underwriter Information”).

(d)    Actions against Parties; Notification. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought under subsection (a), (b) or (c) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. The indemnifying party shall be entitled to participate in such proceeding and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigations. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflict of interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters, their respective partners, members, directors, officers, employees and agents and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, In the case of any such separate firm for the Underwriters, their respective partners, members, directors, officers, employees and agents and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third and fourth sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)    Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter under this Agreement exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

9.    Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Shares hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of Offered Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Shares that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Shares with respect to which such default or defaults occur exceeds 10% of the total number of Offered Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except as provided in Section 10 (provided that if such default occurs with respect to Optional Shares after the First Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such termination). In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the First Closing Date or the Optional Closing Date, as the case may be, may be postponed for such period, not exceeding five business days, as the Representatives may determine in order that the required changes in the Registration Statement, the General Disclosure Package, the Final Prospectus or any other documents or other arrangements may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.    Survival of Certain Representations and Obligations. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Shares. If the purchase of the Offered Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Shares, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Shares have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent and confirmed to the Representatives: Roth Capital Partners, LLC, 888 San Clemente Drive Suite 400, Newport Beach, CA 92660, U.S.A., Attn: [                 ], Fax: [                ]; and Valuable Capital Limited, Room 2808, 28th Floor, China Merchants Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong, Attn: [                ], Fax: [                ], or if sent to the Company, will be mailed, delivered or sent and confirmed to Quhuo Limited, [                ], Attention: [                 ]; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 and the affiliates of each Underwriter referred to in Section 8. No other person will have any right or obligation hereunder. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.    Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by either Representative will be binding upon all the Underwriters.

14.    Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

15.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)    No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Shares and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement and the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;

(b)    Arm’s Length Negotiations. The price of the Offered Shares set forth in this Agreement was established by the Company following discussions and arm’s length negotiations with the Representatives and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)    Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)    Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

16.    Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc. , as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

17.    Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands or the PRC, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

18.    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

19.    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

20.    Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21.    Partial Unenforceability. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

22.    Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the sale and purchase of the Offered Shares and the offering of the Offered Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any Statutory Prospectus, the General Disclosure Package, the Final Prospectus, the conduct of the offering, and the purchase and sale of the Offered Shares and the offering of the Offered Shares.

23.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

[Signature pages follow]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours, QUHUO LIMITED
By

Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed

and accepted as of the date first above written.

Acting on behalf of themselves and as the

Representatives of the several Underwriters.

By ROTH CAPITAL PARTNERS, LLC

By:
Name:
Title:

By VALUABLE CAPITAL LIMITED

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Roth Capital Partners, LLC
Valuable Capital Limited
Tiger Brokers (NZ) Limited

Total

A-1

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.

2.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.

2.

B-1

SCHEDULE C

[RESERVED.]

C-1

Exhibit A

FORM OF LOCK-UP LETTER

            , 2020

Roth Capital Partners, LLC

888 San Clemente Drive Suite 400

Newport Beach, CA 92660

U.S.A.

Valuable Capital Limited

Room 2808, 28th Floor, China Merchants Tower, Shun Tak Centre

168-200 Connaught Road Central

Hong Kong

Ladies and Gentlemen:

The undersigned understands that Roth Capital Partners, LLC and Valuable Capital Limited, as representatives (each, a “Representative,” and collectively, the “Representatives”) of the several underwriters (the “Underwriters”) named in Schedule A to the Underwriting Agreement, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Quhuo Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives, of a certain number of American Depositary Shares (“American Depositary Shares”), representing Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Class A Ordinary Shares”). The undersigned is a record or beneficial owner of American Depositary Shares, ordinary shares of the Company, or securities convertible into or exercisable or exchangeable for such American Depositary Shares or ordinary shares (collectively, “Shares”). Unless otherwise defined, capitalized terms used herein shall have the definitions set forth in the Underwriting Agreement.

[Exhibit A]

To induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (such period, the “Lock-up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares (whether acquired before or after the date hereof) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or (2) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares, in cash or otherwise, (3) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, or (4) make any demand for or exercise any right with respect to, the registration of any Shares. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected, to lead to or result in, a sale or disposition of any Shares even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. The foregoing sentence shall not apply to (a) transactions relating to Shares acquired in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of the Shares acquired in such open market transactions, (b) transfers of Shares as a bona fide gift, (c) if the undersigned is a partnership, limited liability company or corporation, distributions of Shares to limited partners or shareholders, of the undersigned, or (d) transfers of any Shares to immediate family members, any trust for the direct or indirect benefit of the undersigned or an entity beneficially owned and controlled by the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee, distributee or transferee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter and (ii) no filing under the Exchange Act or other public announcements shall be required or shall be voluntarily made during the Lock-up Period, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Shares, provided that such plan does not provide for the transfer of the Shares during the Lock-up Period and provided that no announcement or filing under the Exchange Act shall be voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, and to the extent a public announcement or filing under the Exchange Act, if any, is required to be made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of any American Depositary Shares or any ordinary shares may be made under such plan during the Lock-up Period, or (f) by operation of law, including pursuant to an order of a court (including a domestic order or a negotiated divorce settlement) or regulatory agency, provided that no announcement or filing under the Exchange Act shall be required or shall be voluntarily made in connection with such transaction or (g) pursuant to a merger, consolidation or other similar transaction or bona fide third party tender offer made to all holders of the Company’s capital stock involving a Change of Control of the Company (including voting in favor of any such transaction or taking any other action in connection with such transaction), that, in each case, has been approved by the board of directors of the Company, provided that in the event that such transaction is not completed, the undersigned’s Shares shall remain subject to the restrictions contained herein, and provided further that “Change of Control” shall mean the transfer, in one transaction or in a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the total voting power of the voting securities of the Company (or the surviving entity). For purposes of this letter, “immediate family members” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, nothing in this letter shall be deemed to prohibit (i) any transfer of any undersigned’s Shares to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award of equity-based compensation granted pursuant to the Company’s pre-existing equity incentive plans that are described in the Registration Statement, the General Disclosure Package and the Final Prospectus, or in connection with tax or other obligations as a result of testate succession or intestate distribution, (ii) any transfer of undersigned’s Shares for the repurchase of undersigned’s Shares by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or any subsidiaries or consolidated affiliated entities of the Company, or (iii) the exercise of any rights to acquire any undersigned’s Shares by means of cash or cashless exercises or the disposition of the undersigned’s Shares to the Company, or exchange or conversion of any stock options or any other securities convertible into or exchangeable or exercisable for undersigned’s Shares granted pursuant to the Company’s pre-existing equity incentive plans that are described in the Registration Statement, the General Disclosure Package and the Final Prospectus, provided that any undersigned’s Shares received upon such exercise, exchange or conversion shall be subject to the terms of this letter.

The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares unless such transfer is in compliance with the foregoing restrictions.

[Exhibit A]

[If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, one of the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer. ]1

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives on behalf of the Underwriters.

Notwithstanding anything herein to the contrary, if (i) the Public Offering has not occurred on or prior to December 31, 2020, (ii) the Company files an application to withdraw, and the SEC consents to the withdrawal of, the F-1 Registration Statement or (iii) subsequent to signing the Underwriting Agreement, the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the Offered Shares to be sold thereunder, then, this letter agreement shall automatically terminate and be of no further force or effect.

This letter agreement, and any claim, controversy or dispute arising under or related to this letter agreement, is to be governed by, and construed in accordance with, the laws of the State of New York.

[1]	To include if the undersigned is a director or officer of the Company

[Exhibit A]

Very truly yours,

(Name)

(Address)

[Exhibit A]

Exhibit B2

FORM OF WAIVER OF LOCK-UP

, 2020

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Quhuo Limited (the “Company”) of 2,700,000 Class A ordinary shares, par value US$0.0001 per share, of the Company in the form of 2,700,000 American depositary shares, and the lock-up letter dated             , 2020 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 20        , with respect to [            ] ordinary shares (the “Shares”).

The undersigned hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [            ]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours, Acting severally on behalf of themselves and the several Underwriters named in Schedule A hereto

By:
Name:
Title:

cc: Company

[2]	Insert if the undersigned is an executive officer or director of the Company.

[Exhibit B]

Exhibit C

FORM OF PRESS RELEASE

Quhuo Limited

[Date]

Quhuo Limited (the “Company”) announced today that Roth Capital Partners, LLC and Valuable Capital Limited, the lead book-running managers in the Company’s recent public sale of              American Depositary Shares, each representing              Class A ordinary shares is [waiving] [releasing] a lock-up restriction with respect to              shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on             , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

[Exhibit C]